EXHIBIT (d)
                         Investment Management Agreement

                         INVESTMENT MANAGEMENT AGREEMENT

                  This Agreement, made as of this 15th day of December 2003, by and between Sit Mutual Funds Trust, a Delaware statutory trust, on behalf of the portfolio represented by a series of shares of common stock of the Trust that adopts this Agreement (the "Fund") (the Fund is set forth in Exhibit A hereto, which shall be updated from time to time to reflect additions, deletions or other changes thereto), and Sit Investment Associates, Inc., a Minnesota corporation ("SIA").

                  WITNESSETH:

                  1. INVESTMENT MANAGEMENT SERVICES.

                  (a) The Fund hereby engages SIA, and SIA hereby agrees to act, as investment adviser for, and to manage the investment of the assets of, the Fund.

                  (b) The investment of the assets of the Fund shall at all times be subject to the applicable provisions of the Articles of Incorporation, Bylaws, Registration Statement and current Prospectus and the Statement of Additional Information of the Fund and shall conform to the policies and purposes of the Fund as set forth in such documents and as interpreted from time to time by the Fund's Board of Directors. Within the framework of the Fund's investment policies, and except as otherwise permitted by this Agreement, SIA shall have the sole and exclusive responsibility for the management of the Fund's investment portfolio and for making and executing all investment decisions for the Fund. SIA shall report to the Fund's Board of Directors regularly at such times and in such detail as the Board may from time to time determine appropriate, in order to permit the Board to determine the adherence of SIA to the Fund's investment policies.

                  (c) SIA shall, at its own expense, furnish all office facilities, equipment and personnel necessary to discharge its responsibilities and duties hereunder. SIA shall arrange, if requested by the Fund, for officers or employees of SIA to serve without compensation from the Fund as directors, officers, or employees of the Fund if duly elected to such positions by the shareholders or directors of the Fund.

                  (d) SIA hereby acknowledges that all records pertaining to the Fund's investments are the property of the Fund, and in the event that a transfer of investment management services to someone other than SIA should ever occur, SIA will promptly, and at its own cost, take all steps necessary to segregate such records and deliver them to the Fund.

                  (e) SIA shall not be liable hereunder for any loss suffered by the Fund in connection with the matters to which this Agreement relate, except losses resulting from willful misfeasance, bad faith or gross negligence on the part of SIA in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

                  2. COMPENSATION FOR SERVICES.

                  In payment for the investment advisory and management services to be rendered by SIA hereunder, the Fund shall pay to SIA a fee at an annual rate of .80% of the Fund's average daily net assets. This fee shall be paid to SIA on a monthly basis not later than the fifth business day of the month following the month in which said services were rendered. This fee shall be based on the average of the net asset values of all of the issued and outstanding shares of the Fund as determined as at the close of each business day of the month pursuant to the Articles of Incorporation, Bylaws, and currently effective Prospectus and Statement of Additional Information of the Fund.

                  3. ALLOCATION OF EXPENSES.

                  Except for extraordinary expenses (as so designated by a majority of the directors of the Fund, including a majority of said directors who are not "interested persons" of the Fund or of SIA, as defined in the Investment Company Act of 1940, as amended), interest, brokerage commissions and other transaction charges relating to the Fund's investing activities, SIA shall bear all of the Fund's expenses.

                  4. FREEDOM TO DEAL WITH THIRD PARTIES.

                  SIA shall be free to render services to others similar to those rendered under this Agreement or of a different nature except as such services may conflict with the services to be rendered or the duties to be assumed hereunder.

                  5. EFFECTIVE DATE, DURATION, TERMINATION, AMENDMENT OF AGREEMENT.

                  (a) The effective date of this Agreement shall be December 15, 2003.

                  (b) Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect for a period more than two years from the date of its execution but only as long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Fund or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) by the vote of a majority of the directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act of 1940, as amended) of SIA or of the Fund cast in person at a meeting called for the purpose of voting on such approval.

                  (c) This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Directors of the Fund or by the vote of a majority of the outstanding voting securities of the Fund, or by SIA, upon 60 days' written notice to the other party.

                  (d) This Agreement shall automatically terminate in the event of its "assignment" (as defined in the Investment Company Act of 1940, as amended).

                  (e) No amendment to this Agreement shall be effective until approved by the vote of: (i) a majority of the directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act of 1940, as amended) of SIA or of the Fund cast in person at a meeting called for the purpose of voting on such approval; and (ii) a majority of the outstanding voting securities of the Fund.

                  (f) Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding voting securities or shares of the Fund shall mean the lesser of (i) the vote of 67% or more of the voting securities of the Fund present at a regular or special meeting of shareholders duly called, if more than 50% of the Fund's outstanding voting securities are present or represented by proxy, or (ii) the vote of more than 50% of the outstanding voting securities of the Fund.

                  6. NOTICES.

                  Any notice under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for receipt of such notice.

                  7. INTERPRETATION; GOVERNING LAW.

                  This Agreement shall be subject to and interpreted in accordance with all applicable provisions of law including, but not limited to, the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder. To the extent that the provisions herein contained conflict with any such applicable provisions of law, the latter shall control. The laws of the State of Minnesota shall otherwise govern the construction, validity and effect of this Agreement.

                  IN WITNESS WHEREOF, the Fund and SIA have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                               SIT MUTUAL FUNDS TRUST


                               By
                                  ----------------------------------------------

                               Its
                                  ----------------------------------------------

                               SIT INVESTMENT ASSOCIATES, INC.

                               By
                                  ----------------------------------------------

                               Its
                                  ----------------------------------------------

                                    EXHIBIT A

                                       To

                         INVESTMENT MANAGEMENT AGREEMENT

                                              Annual Management Fee
Fund                     Effective Date       (as % of average daily net assets)
------------------       --------------       ----------------------------------
Sit Florida Tax-Free     Expected -           .80% (1)
 Income Fund             December 31, 2003

(1) Except for extraordinary expenses (as so designated by a majority of the directors of the Trust, including a majority of said directors who are not "interested persons" of the Trust or of SIA, as defined in the Investment Company Act of 1940, as amended), interest, brokerage commissions and other transaction charges relating to investing activities incurred by the Trust on behalf of each aforementioned Fund, SIA shall bear all of each Fund's expenses.